TD Ameritrade Creating Value While Strengthening Strategic Position June 22, 2005 Ed Clark President and CEO TD Bank Financial Group Dan Marinangeli EVP and CFO TD Bank Financial Group

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, TD Bank Financial Group's plans, objectives, expectations and intentions and other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," "and other similar expression. Such statements are based upon the current beliefs and expectations of TD Bank Financial Group's management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies; that the parties are unable to accurately forecast the anticipated financial results of TD Ameritrade following the transaction; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that TD Ameritrade is unable to retain employees that are key to the operations of the combined business; that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities; the risk of new and changing regulation in the U.S. and Canada; acts of terrorism; and war or political instability. Additional factors that could cause TD Bank Financial Group's results to differ materially from those described in the forward-looking statements can be found in TD Bank Financial Group's Annual Report on Form 40-F for the fiscal year ended October 31, 2004, which was filed with the U.S. Securities and Exchange Commission on December 13, 2004 and is available at the Securities and Exchange Commission's Internet site (http://www.sec.gov). In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800- 237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC's web site at www.sec.gov. Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade's directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank's directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC's web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank , c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030. The tender offer for outstanding shares of Ameritrade common stock described in this presentation has not commenced and will not commence until the proposed transaction is completed. At the time the tender offer is commenced, The Toronto-Dominion Bank and certain members of the Ricketts family, if they participate in the tender offer, will file a tender offer statement on Schedule TO with the SEC, and Ameritrade will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that Ameritrade's security holders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Ameritrade's security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC in connection with the tender offer) will be available at no charge on the SEC's web site at www.sec.gov. Forward-Looking Statements And Other Information

Creating Value While Strengthening Strategic Position Allows us to stay in the industry while reaping the benefits of current and any future consolidation Translates ownership in TD Waterhouse USA into ownership in one of the three major players in the sector Significant value creation for TD Accretive to earnings in first year before amortization of intangibles About $500 million in capital available for reinvestment TD Ameritrade Excellent, experienced U.S. management team Best in class platform A strong national brand

Board composition Corporate Governance1 and Transaction Highlights TD designates 5 out of 12 directors Joe Ricketts Chairman Ed Clark Vice Chairman TD ownership level Initial ownership 32% Promptly after closing a tender offer for an additional 7.9% Ownership capped at 39.9% for 3 years and 45% in years 4 to 10, unless bid for 100% with approval of independent directors and unaffiliated stockholders Management CEO Joe Moglia CEO appointment requires 2/3 Board majority TD retains 100% of TDW Bank Service agreement in place between TD Ameritrade and the TDW Bank TD Waterhouse Bank TD Ameritrade in the U.S. TD Waterhouse Brand continues in Canada and the U.K. Brand 1. Governance rights are contained in a stockholders agreement with a 10 year term, subject to earlier termination in certain events

Projected EPS accretion to TD reported basis(1) TD Financial Parameters Neutral in 2006 C$0.14 per share in 2007 Based on last 12 month earnings and synergies to be realized 40% in Fiscal 2006 and 90% in Fiscal 2007. Based on the assumptions described in (1) and adjusted for amortization of intangibles expense. EPS before the amortization of intangibles is a non-GAAP measure. See page 13 of the 2004 Annual Report for an explanation and reconciliation to GAAP Projected EPS accretion to TD before amortization of intangibles(2) C$0.08 per share in 2006 C$0.24 per share in 2007 Non-consolidated investment One month lag in quarterly reporting Accounting TD acquires 100% of Ameritrade Canada Purchase price US$60MM or C$75MM In Canada U.S $725 million or C$900 million Gain on sale (after-tax) Within six months Expected closing

Pro Forma TD Ameritrade with all Revenue Opportunities and Expense Synergies Ameritrade Adjusted TD Waterhouse USA TD Ameritrade Combined Full Synergies TD Ameritrade As Adjusted Revenue $890 $726 $1,616 $200 1,816 Operating Expense 337 566 903 (328) 575 Advertising 96 77 173 (50) 123 Total Expense 433 643 1,076 (378) 698 Pre-tax $457 $83 $540 $578 (4) 1,118 Revenue Attrition (27) (27) Intangible Amortization Expense (42) (42) Interest on Borrowings - (120) Cost to build branch network - - 509 929 Net Income (GAAP basis) $274 $557 (3) Diluted shares O/S 413MM 607MM EPS $0.66 $0.92 12 months ending 3/31/05 Adjusted for the sale of Ameritrade Canada Synergies to be realized over 18 months (Yr1: 40%, Yr2: 90%, Yr3: 100%) Calculated as LTM revenue on a per account basis; multiplied by 5% of retail accounts (non RIA accounts); multiplied by (1 minus variable cost percentage) Represents intangible amortization associated with the "client list" acquired. Calculated as the assumed purchase price paid less net assets acquired; multiplied by 32% (rate determined by an independent valuation expert in Datek acquisition); divided by 20 year assumed life. (5) Based on borrowings of $2.0B (at 7%). Pre-tax US$ millions Accretion to Ameritrade 39% (1) (2) (5)

TD Wealth Management $ 65 $ 11 $ 20 $ 18 $ 16 $ 21 $ 30 TDW USA Discount Brokerage $ 336 $ 99 $ 98 $ 63 $ 76 $ 102 $ 111 Total Wealth Management Trailing 4Qs Q205 Q105 Q404 Q304 Q204 Q104 CAD $MM Note: Within TD's Wealth Management business segment is TD Waterhouse Discount brokerage and TD Waterhouse Bank - an affinity bank In this transaction, Ameritrade is acquiring TDW USA Discount Brokerage and TD is retaining TD Waterhouse Bank After the transaction closes TD's Wealth Management segment will report Canadian Wealth Management (including TDW UK and TDW Bank) and net income from non-consolidated investment (TD Ameritrade) Business Segment Net Income $ 271 $ 88 $ 78 $ 45 $ 60 $ 81 $ 81 Canadian Wealth Management

Illustration: Accretion to TD with all Revenue Opportunities, Expense Synergies and 40% ownership Pro forma combined net income GAAP basis (slide 6) US $557MM FX conversion at 1.25 C $295 TD share (39.9%) of TD Ameritrade earnings excluding intangible amortization US $236MM TD Ameritrade: TDBFG net earnings from TD Ameritrade: Amortization of intangibles expense (60) TD Waterhouse USA earnings foregone (63) EPS Accretion estimation all synergies, opportunities, 39.9% ownership: Net earnings accretion before the amortization of intangibles C $191MM TD Shares outstanding (fully diluted) 713MM Funding cost from the cash portion of the transaction (39) Net earnings accretion reported basis C $131MM Reported basis C$ 0.18 Before the amortization of intangibles and restructuring C$ 0.27 US/CAD GAAP Adjustments (10) Ameritrade Canada (expected after synergies) 8 Amortization of intangibles (after-tax) 34 Net income excluding TD Ameritrade amortization of intangibles US $591MM

Projected Capital Ratios at Close Note: Pro-forma Tangible common equity ratio approximately 8.7% versus 6.9% at Q2/05 Pro forma Tier 1 capital ratio approximately 11.8% versus 10.0% at Q2/05 Little change to rating agency capital ratios Estimate of the impact from Basel II is negative but dependent upon re-calculation for the entire bank After close, an appropriate lower end range for tangible common equity ratio is around 7.5% Capital Ratio As at Q2/05 Net tangible common ratio 6.9% Tier 1 ratio 10.0% Pro Forma at Q2/05 8.7% 11.8%

Continuing Growth Opportunities Illustrative Business Segment Earnings Mix1 P&C Wealth TD AMTD TD BNK Wholesale Q1 2005 0.54 0.11 0.08 0.09 0.19 TD Canada Trust (Canadian P&C) TD Securities (Wholesale) TD Waterhouse (Canadian Wealth) Based on YTD business segment earnings and full quarter run rate for TD Banknorth and pro forma TD Ameritrade